UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  October 23, 2008

ACME PACKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33041	04-3526641
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

71 Third Avenue
Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 328-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2008, the Board of Directors of Acme Packet, Inc. (the “Company”) appointed Michael Thurk to fill the vacancy on the Board of Directors effective immediately.  Mr. Thurk will serve as a Class I Director whose term will expire at the annual meeting of stockholders to be held in 2010.  The Company’s Nominating and Corporate Governance Committee recommended the appointment of Mr. Thurk to the Board of Directors.  The Board of Directors determined that Mr. Thurk is independent within the meaning of the Marketplace Rules of the Nasdaq Stock Market, LLC.

Pursuant to the Company’s 2006 Director Option Plan, Mr. Thurk received an option award for 12,500 shares of common stock, which shall vest in four equal quarterly installments, for his initial appointment to the Board. Mr. Thurk also will receive $50,000 per year for his services as a member of the Company’s Board of Directors.

Item 7.01   Regulation FD Disclosure

On October 27, 2008, the Company issued a press release announcing the appointment of Mr. Thurk as a member of the Board of Directors of the Company. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

99.1	Press release dated October 27, 2008, entitled “Acme Packet Expands Board of Directors with Addition of Former Avaya COO Michael Thurk”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 27, 2008

Acme Packet, Inc.

By:	/s/ Andrew D. Ory
Name: Andrew D. Ory
Title: Chief Executive Officer

EXHIBIT LIST

Exhibit	Description

99.1	Press release dated October 27, 2008, entitled “Acme Packet Expands Board of Directors with Addition of Former Avaya COO Michael Thurk”